Exhibit 3.1


                               STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                              SIMCO AMERICA, INC.
                            (A DELAWARE CORPORATION)

The  corporation  organized  and  existing  under  and  by virtue of the General
Corporation  Law  of  the  State  of  Delaware  does  hereby  certify:

     FIRST: That at a meeting of the Board of Directors of SIMCO America, Inc., (the "Corporation) resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting for the proposed amendment is as follows:

RESOLVED, that Article I of the Certificate of Incorporation of this Corporation filed with the Office of the Secretary of State of Delaware be amended to read as follows:

"     FIRST.          The  name  of  the  Corporation  is  Leo  Motors,  Inc."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute ere voted in favor of the amendment.

THIRD:     That  said  amendment  was  duly  adopted  in  accordance  with  the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18th day of September, 2007.

SIMCO  AMERICA,  INC.


By:  \s\ Han Young Kim
     -----------------
     Han  Young  Kim
     As  Its  President  and  CEO

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        SHINIL PRECISION MACHINERY, INC.
                            (A DELAWARE CORPORATION)

I,  M.  Richard  Cutler,  hereby  certify  that:

     1. I am the Secretary and President of Shinil Precision Machinery, Inc., a Delaware corporation (the "Corporation").

2. Article FIRST of the Certificate of Incorporation filed with the Office of the Secretary of State of Delaware on September 8, 2004 is hereby amended to read as follows:

"     FIRST.          The  name  of  the  Corporation  is  SIMCO  America  Inc.

     3. The foregoing amendment of Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

     4. The foregoing amendment of Certificate of Incorporation has been duly approved by a majority of the shareholders of the Corporation.


I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.


Dated:   September  29,  2005


\s\ M. Richard Cutler
---------------------
M.  Richard  Cutler
President  and  Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           FCR AUTOMOTIVE GROUP, INC.
                            (A DELAWARE CORPORATION)

I,  M.  Richard  Cutler,  hereby  certify  that:

     1. I am the Secretary and President of FCR Automotive Group, Inc., a Delaware corporation (the "Corporation").

2. Article FIRST of the Certificate of Incorporation filed with the Office of the Secretary of State of Delaware on September 8, 2004 is hereby amended to read as follows:

"     FIRST.          The name of the Corporation is Shinil Precision Machinery,
Inc.

3. Article FOURTH of the Certificate of Incorporation filed with the Office of the Secretary of State of Delaware on September 8, 2004, is hereby amended to read as follows:

"     FOURTH.  Capital  Stock

A. Number and Designation. The corporation shall have authority to issue 220 million shares of capital stock of which 200 million shall be shares of common stock, par value $0.001 per share ("Common Stock") and 20 million shall be shares of preferred stock, par vale $0.001 per share ("Preferred Stock"). Upon payment of consideration such shares shall be deemed to be fully paid and nonassessable. Effective as of July 15, 2005, the shares of common stock issued and outstanding shall be subject to a 1 for 85 reverse stock split.

B. Common Stock. Except as otherwise required by law, the holders of Common Stock will be entitled to one vote per share on all matters to be voted on by the Corporation's shareholders.

C. Preferred Stock. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     4. The foregoing amendment of Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

     5. The foregoing amendment of Certificate of Incorporation has been duly approved by a majority of the shareholders of the Corporation.


I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.


Dated:   July  18,  2005


\s\ M. Richard Cutler
---------------------
M.  Richard  Cutler
President  and  Secretary